Exhibit 99.2

Assured Guaranty Ltd. March 31, 2012 Financial Supplement Table of Contents Page Selected Financial Highlights 1 Consolidated Statements of Operations 2 Net Income (Loss) Reconciliation to Operating Income 3 Consolidated Balance Sheets 4 Adjusted Book Value 5 Claims Paying Resources 6 New Business Production 7 Financial Guaranty Gross Par Written 8 New Business Production by Quarter 9 Available-for-Sale Investment Portfolio and Cash 10 Estimated Net Exposure Amortization and Estimated Future Net Premium and Credit Derivative Revenues 11 Expected Amortization of Net Par Outstanding 12 Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed 13 Financial Guaranty Profile 14 Direct Pooled Corporate Obligations Profile 18 Consolidated U.S. RMBS Profile 19 Direct U.S. RMBS Profile 20 Direct U.S. Commercial Real Estate Profile 22 Direct U.S. Consumer Receivables Profile 23 Below Investment Grade Exposures 24 Largest Exposures by Sector 29 Rollforward of Net Expected Loss and Loss Adjustment Expenses to be Paid 33 Financial Guaranty Insurance and Credit Derivative U.S. RMBS Representations and Warranties Benefit Development 34 Losses Incurred 35 Effect of Adoption of New Accounting Guidance on Acquisition Costs 36 Summary Financial and Statistical Data 37 Glossary 38 Non-GAAP Financial Measures 40 This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (“AGL” and, together with its subsidiaries, “Assured Guaranty” or the “Company”) with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012. Some amounts in this financial supplement may not add due to rounding. Cautionary Statement Regarding Forward Looking Statements: Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured, all of which have occurred in the past; (2) developments in the world’s financial and capital markets that adversely affect issuers’ payment rates, Assured Guaranty’s loss experience, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world’s credit markets, segments thereof or general economic conditions; (4) the impact of ratings agency action with respect to sovereign debt and the resulting effect on the value of securities in the Company's investment portfolio and collateral posted by and to the Company; (5) more severe or frequent losses implicating the adequacy of Assured Guaranty’s expected loss estimates; (6) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (7) reduction in the amount of insurance opportunities available to Assured Guaranty; (8) deterioration in the financial condition of Assured Guaranty's reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (9) the possibility that Assured Guaranty will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (10) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (11) increased competition; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) Assured Guaranty’s dependence on customers; (18) loss of key personnel; (19) adverse technological developments; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes; (22) other risks and uncertainties that have not been identified at this time; (23) management’s response to these factors; and (24) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. AG_FoCo_logo

Assured Guaranty Ltd. Selected Financial Highlights (dollars in millions, except per share amounts) Three Months Ended March 31, 2012 2011 (1) Operating income reconciliation: Operating income 71.2$ 247.4$ Plus after-tax adjustments: Realized gains (losses) on investments (0.7) 1.9 Non-credit impairment unrealized fair value gains (losses) on credit derivatives (517.0) (217.7) Fair value gains (losses) on committed capital securities (9.1) 0.3 Foreign exchange gains (losses) on revaluation of premiums receivable and loss and loss adjustment expense ("LAE") reserves 6.5 9.2 Effect of consolidating financial guaranty variable interest entities ("FG VIEs") (33.9) 98.2 Net income (loss) (483.0)$ 139.3$ Earnings per diluted share: Operating income 0.38$ 1.32$ Plus after-tax adjustments: Realized gains (losses) on investments - 0.01 Non-credit impairment unrealized fair value gains (losses) on credit derivatives (2.83) (1.16) Fair value gains (losses) on committed capital securities (0.05) - Foreign exchange gains (losses) on revaluation of premiums receivable and loss and LAE reserves 0.04 0.05 Effect of consolidating FG VIEs (0.19) 0.52 Net income (loss) (2.65)$ 0.74$ Effective tax rate on operating income 17.9% 28.0% Effective tax rate on net income 30.6% 34.7% Return on equity ("ROE") calculations 1, 2: ROE, excluding unrealized gain (loss) on investment portfolio (47.3)% 15.3% Operating ROE 5.4% 20.6% New Business: Gross par written 4,881$ 2,319$ Present value of new business production ("PVP") 3 56.3$ 52.5$ As of Other information: March 31, 2012 December 31, 2011 Net debt service outstanding 858,527$ 845,665$ Net par outstanding 567,098 558,048 Claims paying resources 4 13,035 12,839 1. Effective January 1, 2012, the Company adopted a new guidance on acquisition costs with retroactive application. See page 36 for the effect of that adoption on prior periods' results. 2. Quarterly ROE calculations represent annualized returns. 3. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. 4. See page 6 for additional detail on claims paying resources. Page 1

Assured Guaranty Ltd. Consolidated Statements of Operations (dollars and shares in millions, except per share amounts) Three Months Ended March 31, 2012 2011 (1) Revenues: Net earned premiums 193.7$ 254.0$ Net investment income 97.8 97.4 Net realized investment gains (losses) 1.3 2.8 Net change in fair value of credit derivatives: Realized gains (losses) and other settlements (56.9) 35.4 Net unrealized gains (losses) (633.8) (271.6) Net change in fair value of credit derivatives (690.7) (236.2) Fair value gains (losses) on committed capital securities (13.9) 0.5 Fair value gains (losses) on FG VIEs (36.6) 119.6 Other income 91.0 40.9 Total revenues (357.4) 279.0 Expenses: Loss and loss adjustment expenses 246.8 (25.5) Amortization of deferred acquisition costs 5.4 3.7 Interest expense 24.7 24.8 Other operating expenses 61.3 62.8 Total expenses 338.2 65.8 Income (loss) before income taxes (695.6) 213.2 Provision (benefit) for income taxes (212.6) 73.9 Net income (loss) (483.0)$ 139.3$ Less after-tax adjustments: Realized gains (losses) on investments (0.7) 1.9 Non-credit impairment unrealized fair value gains (losses) on credit derivatives (517.0) (217.7) Fair value gains (losses) on committed capital securities (9.1) 0.3 Foreign exchange gains (losses) on revaluation of premiums receivable and loss and LAE reserves 6.5 9.2 Effect of consolidating FG VIEs (33.9) 98.2 Operating income 71.2$ 247.4$ Weighted average shares outstanding Basic shares outstanding 182.4 183.9 Diluted shares outstanding 2 182.4 187.1 Shares outstanding at the end of period3 182.5 184.0 Effect of refundings and accelerations, net Net earned premiums from refundings and accelerations 36.6$ 29.6$ Operating income effect 24.0 19.8 Operating income per diluted share effect 0.13 0.11 1. Effective January 1, 2012, the Company adopted a new guidance on acquisition costs with retroactive application. See page 36 for the effect of that adoption on prior periods' results. 2. Non-GAAP diluted shares outstanding were 186.2 million and 187.1 million for the three months ended March 31, 2012 and 2011, respectively. 3. On June 1, 2012, AGL is required to issue between 13.4 million and 15.8 million common shares in connection with its issuance in June 2009 of 3,450,000 equity units. Each of the equity units includes a forward purchase contract under which the holders are required to purchase such common shares. Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Page 2

Assured Guaranty Ltd.

Net Income (Loss) Reconciliation to Operating Income

(in millions)

	Three Months Ended March 31, 2012			Three Months Ended March 31, 2011		
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported (1)	Less: Operating Income Adjustments	Non-GAAP Operating Income Results (1)
Revenues:						
Net earned premiums	$ 193.7	$ (17.0) (2)	$ 210.7	$ 254.0	$ (19.1) (2)	$ 273.1
Net investment income	97.8	1.9 (2)	95.9	97.4	(0.3) (2)	97.7
Net realized investment gains (losses)	1.3	(0.5) (3)	1.8	2.8	2.8 (3)	-
Net change in fair value of credit derivatives:						
Realized gains (losses) and other settlements	(56.9)	(56.9)	-	35.4	35.4	-
Net unrealized gains (losses)	(633.8)	(633.8)	-	(271.6)	(271.6)	-
Credit derivative revenues	-	(28.8)	28.8	-	(61.0)	61.0
Net change in fair value of credit derivatives	(690.7)	(719.5) (4)	28.8	(236.2)	(297.2) (4)	61.0
Fair value gain (loss) on committed capital securities	(13.9)	(13.9) (5)	-	0.5	0.5 (5)	-
Fair value gains (losses) on FG VIEs	(36.6)	(36.6) (2)	-	119.6	119.6 (2)	-
Other income	91.0	2.7 (6)	88.3	40.9	12.9 (6)	28.0
Total revenues	**(357.4)**	**(782.9)**	**425.5**	**279.0**	**(180.8)**	**459.8**
Expenses:						
Loss expense:						
Financial guaranty insurance	246.8	(2.3) (2)	249.1	(25.5)	(50.7) (2)	25.2
Credit derivatives	-	1.7 (4)	(1.7)		(0.1) (4)	0.1
Amortization of deferred acquisition costs	5.4	-	5.4	3.7	-	3.7
Interest expense	24.7	-	24.7	24.8	-	24.8
Other operating expenses	61.3	-	61.3	62.8	-	62.8
Total expenses	**338.2**	**(0.6)**	**338.8**	**65.8**	**(50.8)**	**116.6**
Income (loss) before income taxes	**(695.6)**	**(782.3)**	**86.7**	**213.2**	**(130.0)**	**343.2**
Provision (benefit) for income taxes	(212.6)	(228.1) (7)	15.5	73.9	(21.9) (7)	95.8
Net income (loss)	**$ (483.0)**	**$ (554.2)**	**$ 71.2**	**$ 139.3**	**$ (108.1)**	**$ 247.4**

1. Effective January 1, 2012, the Company adopted a new guidance on acquisition costs with retroactive application. See page 36 for the effect of that adoption on prior periods' results.
2. Adjustments primarily related to elimination of the effects of consolidating FG VIEs.
3. Adjustments to eliminate realized gains (losses) on available-for-sale investments.
4. Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.
5. Adjustments to eliminate fair value gain (loss) on committed capital securities.
6. Adjustments primarily related to elimination of foreign exchange gains (losses) on revaluation of net premiums receivable.
7. Tax effect of the above adjustments.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Page 3

Assured Guaranty Ltd. Consolidated Balance Sheets (in millions) As of : March 31, December 31, 2012 2011 (1) Assets: Investment portfolio: Fixed maturity securities, available-for-sale, at fair value 10,204.9$ 10,141.9$ Short-term investments, at fair value 903.4 734.0 Other invested assets 203.9 222.9 Total investment portfolio 11,312.2 11,098.8 Cash 182.0 214.5 Premiums receivable, net of ceding commissions payable 1,018.7 1,002.9 Ceded unearned premium reserve 631.4 708.9 Deferred acquisition costs 129.0 132.4 Reinsurance recoverable on unpaid losses 152.9 69.3 Salvage and subrogation recoverable 367.3 367.7 Credit derivative assets 463.6 468.9 Deferred tax asset, net 1,031.8 803.5 Current income tax receivable 50.3 76.4 FG VIE assets, at fair value 2,827.7 2,819.1 Other assets 337.9 262.3 Total assets 18,504.8$ 18,024.7$ Liabilities and shareholders' equity: Liabilities: Unearned premium reserve 5,839.2$ 5,962.8$ Loss and loss adjustment expense reserve 954.5 679.0 Reinsurance balances payable, net 204.2 171.0 Long-term debt 1,034.7 1,038.3 Credit derivative liabilities 2,416.3 1,772.8 FG VIE liabilities with recourse, at fair value 2,365.2 2,396.9 FG VIE liabilities without recourse, at fair value 1,085.6 1,061.5 Other liabilities 422.6 290.8 Total liabilities 14,322.3 13,373.1 Shareholders' equity: Common stock 1.8 1.8 Additional paid-in capital 2,569.5 2,569.9 Retained earnings 1,208.4 1,708.0 Accumulated other comprehensive income 398.4 367.5 Deferred equity compensation 4.4 4.4 Total shareholders' equity 4,182.5 4,651.6 Total liabilities and shareholders' equity 18,504.8$ 18,024.7$ 1. Effective January 1, 2012, the Company adopted a new guidance on acquisition costs with retroactive application. See page 36 for the effect of that adoption on prior periods' results. Page 4

Assured Guaranty Ltd. Adjusted Book Value (dollars in millions, except per share amounts) As of : March 31, 2012 December 31, 2011 (1) Total Per share Total Per share Reconciliation of shareholders' equity to adjusted book value: Shareholders' equity 4,182.5$ 22.91$ 4,651.6$ 25.52$ Less after-tax adjustments: Effect of consolidating FG VIEs (438.7) (2.40) (405.2) (2.22) Non-credit impairment unrealized fair value gains (losses) on credit derivatives (1,021.1) (5.59) (498.0) (2.74) Fair value gains (losses) on committed capital securities 26.0 0.14 35.0 0.19 Unrealized gain (loss) on investment portfolio excluding foreign exchange effect 353.9 1.93 318.4 1.75 Operating shareholders' equity 5,262.4$ 28.83$ 5,201.4$ 28.54$ After-tax adjustments: Less: Deferred acquisition costs 173.0 0.95 174.1 0.95 Plus: Net present value of estimated net future credit derivative revenue 274.8 1.51 302.3 1.66 Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed 3,646.1 19.98 3,658.0 20.07 Adjusted book value 9,010.3$ 49.37$ 8,987.6$ 49.32$ 1. Effective January 1, 2012, the Company adopted a new guidance on acquisition costs with retroactive application. See page 36 for the effect of that adoption on prior periods' results. Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Page 5

Assured Guaranty Ltd.

Claims Paying Resources

(dollars in millions)

	As of March 31, 2012				
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Assured Guaranty Re Ltd.[1]	Eliminations [2]	Consolidated
Claims paying resources					
Policyholders' surplus	$ 1,058	$ 992	$ 1,116	$ (300)	$ 2,866
Contingency reserve	2,066	734	-	-	2,800
Qualified statutory capital	**3,124**	**1,726**	**1,116**	**(300)**	**5,666**
Unearned premium reserve	2,276	820	1,028	-	4,124
Loss and LAE reserves [3, 4]	431	326	304	-	1,061
Total policyholders' surplus and reserves	**5,831**	**2,872**	**2,448**	**(300)**	**10,851**
Present value of installment premium [4]	517	391	241	-	1,149
Standby line of credit/stop loss	200	200	200	-	600
Excess of loss reinsurance facility	435	435	-	(435)	435
Total claims paying resources	**$ 6,983**	**$ 3,898**	**$ 2,889**	**$ (735)**	**$ 13,035**
Net par outstanding [5]	$ 318,247	$ 103,632	$ 129,868	$ (1,581)	$ 550,166
Net debt service outstanding [5]	$ 481,836	$ 152,173	$ 209,918	$ (3,745)	$ 840,182
Ratios:					
Net par outstanding to qualified statutory capital	102:1	60:1	116:1		97:1
Capital ratio [6]	154:1	88:1	188:1		148:1
Financial resources ratio [7]	69:1	39:1	73:1		64:1

1. Assured Guaranty Re Ltd. ("AG Re") numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.
2. In 2009, Assured Guaranty Corp. ("AGC") issued a $300.0 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations represent second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.
3. Reserves are reduced by approximately $1.5 billion for benefit related to representation and warranty recoverables.
4. Includes financial guaranty insurance and credit derivatives.
5. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).
6. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
7. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Page 6

Assured Guaranty Ltd.

New Business Production

(in millions)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011
Consolidated new business production analysis:		
PVP		
Public finance - U.S.:		
Assumed from Radian	$ 21.9	$ -
Primary markets	27.2	26.7
Secondary markets	3.3	7.3
Public finance - non-U.S.:		
Primary markets	-	-
Secondary markets	-	-
Structured finance - U.S.	3.9	11.3
Structured finance - non-U.S.	-	7.2
Total PVP	**$ 56.3**	**$ 52.5**
Total PVP	$ 56.3	$ 52.5
Less: PVP of credit derivatives	-	-
PVP of financial guaranty insurance	56.3	52.5
Less: financial guaranty installment premium PVP	4.0	18.7
Total: financial guaranty upfront gross written premiums ("GWP")	52.3	33.8
Plus: financial guaranty installment GWP [1]	36.1	(45.3)
Total GWP	**$ 88.4**	**$ (11.5)**
Consolidated financial guaranty gross par written:		
Public finance - U.S.:		
Assumed from Radian	$ 1,797	$ -
Primary markets	2,902	1,886
Secondary markets	144	333
Public finance - non-U.S.:		
Primary markets	-	-
Secondary markets	-	-
Structured finance - U.S.	38	100
Structured finance - non-U.S.	-	-
Total	**$ 4,881**	**$ 2,319**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Page 7

Assured Guaranty Ltd. Financial Guaranty Gross Par Written (in millions) Financial Guaranty Gross Par Written by Asset Type Three Months Ended March 31, 2012 Sector: Gross Par Written Avg. Internal Rating U.S. public finance: General obligation 3,457$ A- Municipal utilities 354 A- Tax backed 333 A Higher education 286 A Healthcare 232 A- Transportation 145 A- Other public finance 36 A- Total U.S. public finance 4,843 A- Non-U.S. public finance: Total non-U.S. public finance - - Total public finance 4,843$ A- U.S. structured finance: Other structure finance 38$ A- Total U.S. structured finance 38 A- Non-U.S. structured finance: Total non-U.S. structured finance - - Total structured finance 38$ A- Total gross par written 4,881$ A- Note: Please refer to the Glossary for a description of internal ratings and sectors. Page 8

Assured Guaranty Ltd.

New Business Production by Quarter

(in millions)

	1Q-11	2Q-11	3Q-11	4Q-11	1Q-12
PVP:					
Public finance - U.S.:					
Assumed from Radian	$ -	$ -	$ -	$ -	$ 21.9
Primary markets	26.7	36.0	33.7	51.6	27.2
Secondary markets	7.3	8.8	5.9	3.0	3.3
Public finance - non-U.S.:					
Primary markets	-	-	-	2.7	-
Secondary markets	-	-	-	-	-
Structured finance - U.S.	11.3	7.1	11.2	30.2	3.9
Structured finance - non-U.S.	7.2	-	-	-	-
Total PVP	**$ 52.5**	**$ 51.9**	**$ 50.8**	**$ 87.5**	**$ 56.3**
Total PVP	$ 52.5	$ 51.9	$ 50.8	$ 87.5	$ 56.3
Less: PVP of credit derivatives	-	-	-	-	-
PVP of financial guaranty insurance	52.5	51.9	50.8	87.5	56.3
Less: financial guaranty installment premium PVP	18.7	5.9	11.3	32.9	4.0
Total: financial guaranty upfront GWP	33.8	46.0	39.5	54.6	52.3
Plus: financial guaranty installment GWP [1]	(45.3)	(29.0)	(17.9)	45.1	36.1
Total GWP	**$ (11.5)**	**$ 17.0**	**$ 21.6**	**$ 99.7**	**$ 88.4**
Consolidated financial guaranty gross par written[2]:					
Public finance - U.S.:					
Assumed from Radian	$ -	$ -	$ -	$ -	$ 1,797
Primary markets	1,886	3,292	4,078	4,759	2,902
Secondary markets	333	356	264	124	144
Public finance - non-U.S.:					
Primary markets	-	-	-	127	-
Secondary markets	-	-	-	-	-
Structured finance - U.S.	100	725	266	582	38
Structured finance - non-U.S.	-	-	-	-	-
Total	**$ 2,319**	**$ 4,373**	**$ 4,608**	**$ 5,592**	**$ 4,881**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.
2. Includes committed amount including undrawn revolvers.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

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Assured Guaranty Ltd.

Available-for-Sale Investment Portfolio and Cash

As of March 31, 2012

(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income[1]
Investment portfolio, available-for-sale:					
Fixed maturity securities:					
U.S. Treasury securities and obligations of U.S. government agencies	$ 428.4	2.63%	1.89%	$ 452.8	$ 11.3
Agency obligations	374.8	3.64%	3.06%	414.0	13.7
Foreign government securities	349.7	2.84%	1.85%	360.9	9.9
Obligations of states and political subdivisions	3,590.2	4.01%	3.78%	3,846.3	143.8
Insured obligations of state and political subdivisions [2]	1,554.1	4.79%	4.53%	1,679.8	74.4
Corporate securities	986.8	3.59%	2.97%	1,042.8	35.5
Mortgage-backed securities ("MBS") [3]:					
Residential MBS ("RMBS") [4]	1,584.7	5.01%	4.01%	1,508.2	79.3
Commercial MBS ("CMBS")	472.1	4.05%	3.40%	501.5	19.1
Asset-backed securities [5]	463.6	9.33%	6.47%	482.9	43.3
Total fixed maturity securities	9,804.4	4.39%	3.79%	10,289.2	430.3
Short-term investments	873.1	0.06%	0.04%	873.5	0.5
Cash[6]	176.4	-	-	176.4	-
Total	**$ 10,853.9**	**4.03%**	**3.48%**	**$ 11,339.1**	**$ 430.8**
Less: FG VIEs	109.6	8.48%	5.51%	48.8	9.3
Total	**$ 10,744.3**	**3.96%**	**3.44%**	**$ 11,290.3**	**$ 421.5**

Ratings [7]:	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$ 452.8	4.4%
Agency obligations	414.0	4.0%
AAA/Aaa	1,893.3	18.4%
AA/Aa	5,512.3	53.6%
A/A	1,490.1	14.5%
BBB	4.7	0.0%
Below investment grade ("BIG") [8]	504.0	4.9%
Not rated [8]	18.0	0.2%
Total fixed maturity securities, available-for-sale	$ 10,289.2	100.0%
Less: FG VIEs	84.3	
Total fixed maturity securities, available-for-sale	**$ 10,204.9**	

Duration of available-for-sale investment portfolio (in years):	**4.7**
Average ratings of available-for-sale investment portfolio	**AA**

1. Represents annualized investment income based on amortized cost and pre-tax book yields.
2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average AA-. Includes $307.6 million insured by AGC and AGM.
3. Includes $38.3 million in U.S. subprime RMBS, which has an average rating of BIG.
4. Includes investments purchased for loss mitigation purposes.
5. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").
6. Represents operating cash and is not included in yield calculations.
7. Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.
8. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $1,864.0 million in par with carrying value of $550.6 million.

Page 10

Assured Guaranty Ltd.

Estimated Net Exposure Amortization [1] and Estimated Future Net Premium and Credit Derivative Revenues

(in millions)

	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Financial Guaranty Insurance [2] Expected PV Net Earned Premiums [3]	Financial Guaranty Insurance [2] Accretion of Discount	Financial Guaranty Insurance [2] Future Net Premiums Earned	Future Credit Derivative Revenues [4]	Total
2012 (as of March 31)		$ 858,527					
2012 Q2	$ 17,655	840,872	$ 144.3	$ 6.7	$ 151.0	$ 31.7	$ 182.7
2012 Q3	18,725	822,147	138.2	6.7	144.9	29.7	174.6
2012 Q4	16,457	805,690	131.6	6.5	138.1	26.8	164.9
2013	64,855	740,835	474.1	24.7	498.8	93.1	591.9
2014	65,165	675,670	436.6	22.9	459.5	67.1	526.6
2015	55,215	620,455	387.1	21.2	408.3	45.9	454.2
2016	44,503	575,952	351.9	19.7	371.6	36.0	407.6
2012-2016	282,575	575,952	2,063.8	108.4	2,172.2	330.3	2,502.5
2017-2021	188,995	386,957	1,334.4	78.6	1,413.0	97.8	1,510.8
2022-2026	151,678	235,279	838.9	52.1	891.0	53.3	944.3
2027-2031	103,616	131,663	508.2	32.6	540.8	40.6	581.4
After 2031	131,663	-	525.7	27.1	552.8	45.6	598.4
Total	**$ 858,527**		**$ 5,271.0**	**$ 298.8**	**$ 5,569.8**	**$ 567.6**	**$ 6,137.4**

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2012. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.
2. See page 14 for "Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed."
3. Excludes $396.2 million in expected present value of net earned premiums related to FG VIEs.
4. Excludes contracts with credit impairment.

Page 11

Assured Guaranty Ltd.

Expected Amortization of Net Par Outstanding

(in millions)

Structured Finance

	Estimated Net Par Amortization					
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
2012 (as of March 31)						$ 110,686
2012 (April 1 - December 31)	$ 8,932	$ 3,693	$ 625	$ 2,481	$ 15,731	94,955
2013	13,446	3,474	656	1,990	19,566	75,389
2014	18,470	2,368	503	1,708	23,049	52,340
2015	9,923	1,976	273	2,961	15,133	37,207
2016	3,788	1,744	159	1,259	6,950	30,257
2012-2016	54,559	13,255	2,216	10,399	80,429	30,257
2017-2021	8,885	4,327	310	2,768	16,290	13,967
2022-2026	570	1,829	456	1,769	4,624	9,343
2027-2031	433	678	652	774	2,537	6,806
After 2031	2,805	784	734	2,483	6,806	-
Total structured finance	**$ 67,252**	**$ 20,873**	**$ 4,368**	**$ 18,193**	**$ 110,686**	

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding
2012 (as of March 31)		$ 456,412
2012 (April 1 - December 31)	$ 19,439	436,973
2013	23,130	413,843
2014	21,412	392,431
2015	20,673	371,758
2016	19,282	352,476
2012-2016	103,936	352,476
2017-2021	96,393	256,083
2022-2026	94,060	162,023
2027-2031	68,532	93,491
After 2031	93,491	-
Total public finance	**$ 456,412**	

Net par outstanding (end of period):

	1Q-11	2Q-11	3Q-11	4Q-11	1Q-12
Public finance - U.S.	$ 417,367	$ 413,274	$ 408,065	$ 403,073	$ 416,499
Public finance - non-U.S.	41,828	41,226	39,267	39,046	39,913
Structured finance - U.S.	113,108	103,978	97,969	92,234	87,784
Structured finance - non-U.S.	29,984	28,718	26,424	23,695	22,902
Total	**$ 602,287**	**$ 587,196**	**$ 571,725**	**$ 558,048**	**$ 567,098**

1. See Glossary for description of financial products.

Page 12

Assured Guaranty Ltd.

Present Value ("PV") of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of March 31, 2012
(in millions)

	Net Expected Loss to be Expensed [1]	
	Operating [2]	GAAP [2]
2012 Q2	$ 19.2	$ 17.8
2012 Q3	19.5	17.0
2012 Q4	19.2	15.5
2013	76.9	58.4
2014	66.1	46.8
2015	57.9	41.2
2016	48.1	33.2
2012-2016	306.9	229.9
2017-2021	185.7	136.9
2022-2026	98.8	74.0
2027-2031	64.4	35.8
After 2031	59.0	27.2
Total expected PV of net expected loss to be expensed	**714.8**	**503.8**
Discount	360.7	292.6
Total future value	**$ 1,075.5**	**$ 796.4**

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0.0% to 3.94% for U.S. dollar denominated obligations and 0.0% to 2.84% for Euro denominated obligations.

2. Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Page 13

Assured Guaranty Ltd.

Financial Guaranty Profile (1 of 4)

(in millions)

Net Par Outstanding and Average Rating by Asset Type

	March 31, 2012		December 31, 2011	
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:				
General obligation	$ 179,653	A+	$ 173,061	A+
Tax backed	79,977	A+	78,006	A+
Municipal utilities	66,100	A	65,204	A
Transportation	37,864	A	35,396	A
Healthcare	20,482	A	19,495	A
Higher education	16,040	A+	15,677	A+
Housing	5,875	AA-	5,696	AA-
Infrastructure finance	4,105	BBB	4,110	BBB
Investor-owned utilities	1,119	A-	1,124	A-
Other public finance	5,284	A-	5,304	A-
Total U.S. public finance	416,499	A+	403,073	A+
Non-U.S. public finance:				
Infrastructure finance	15,683	BBB	15,405	BBB
Regulated utilities	13,595	BBB+	13,260	BBB+
Pooled infrastructure	3,217	AA-	3,130	AA-
Other public finance	7,418	A+	7,251	A+
Total non-U.S. public finance	39,913	BBB+	39,046	BBB+
Total public finance	**$ 456,412**	**A**	**$ 442,119**	**A**
U.S. structured finance:				
Pooled corporate obligations	$ 49,833	AAA	$ 51,520	AAA
RMBS	20,873	BB+	21,567	BB+
CMBS and other commercial real estate related exposures	4,621	AAA	4,774	AAA
Financial products	4,368	AA-	5,217	AA-
Consumer receivables	3,524	A+	4,326	AA-
Insurance securitizations	1,824	A+	1,893	A+
Commercial receivables	1,109	BBB	1,214	BBB
Structured credit	380	B	424	B-
Other structured finance	1,252	BBB+	1,299	A-
Total U.S. structured finance	87,784	AA-	92,234	AA-
Non-U.S. structured finance:				
Pooled corporate obligations	17,419	AAA	17,731	AAA
Commercial receivables	1,639	A-	1,865	A-
RMBS	1,539	AA-	1,598	AA
Insurance securitizations	923	CCC-	964	CCC-
Structured credit	887	BBB	979	BBB
CMBS and other commercial real estate related exposures	118	AAA	180	AAA
Other structured finance	377	Super Senior	378	Super Senior
Total non-U.S. structured finance	22,902	AA	23,695	AA
Total structured finance	**$ 110,686**	**AA-**	**$ 115,929**	**AA-**
Total net par outstanding	**$ 567,098**	**A+**	**$ 558,048**	**A+**

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 14

Assured Guaranty Ltd.

Financial Guaranty Profile (2 of 4)
As of March 31, 2012
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated	
Ratings:	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**	**Net Par Outstanding[1]**	**%**	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**
Super senior	$ -	0.0%	$ 1,165	2.9%	$ 15,756	18.0%	$ 5,219	22.8%	$ 22,140	3.9%
AAA	4,931	1.2%	1,384	3.5%	34,974	39.8%	10,286	44.9%	51,575	9.1%
AA	144,987	34.8%	973	2.4%	10,537	12.0%	936	4.1%	157,433	27.7%
A	219,095	52.6%	11,126	27.9%	4,759	5.4%	1,389	6.1%	236,369	41.7%
BBB	42,916	10.3%	22,913	57.4%	4,726	5.4%	3,027	13.2%	73,582	13.0%
BIG	4,570	1.1%	2,352	5.9%	17,032	19.4%	2,045	8.9%	25,999	4.6%
Total net par outstanding	**$ 416,499**	**100.0%**	**$ 39,913**	**100.0%**	**$ 87,784**	**100.0%**	**$ 22,902**	**100.0%**	**$ 567,098**	**100.0%**

1. As of March 31, 2012, the Company has reclassified as AA 80% of the net par outstanding of those first lien transactions that are covered by the Bank of America Agreement and that the Company otherwise would have internally rated below AA. The Company reclassified those amounts as AA exposure due to the eligible assets that Bank of America has placed in trust in order to collateralize its reimbursement obligation relating to 21 first lien transactions. Without this change, Structured Finance – U.S. net outstanding par rated BIG as of March 31, 2012 would have been $1,382 million higher.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 15

Assured Guaranty Ltd. Financial Guaranty Profile (3 of 4) As of March 31, 2012 (dollars in millions) Geographic Distribution of Financial Guaranty Portfolio U.S.: Net Par Public finance: Outstanding % of Total California 59,806$ 10.5% New York 35,065 6.2% Pennsylvania 31,772 5.6% Texas 31,635 5.6% Illinois 26,737 4.7% Florida 26,428 4.7% New Jersey 17,493 3.1% Michigan 16,462 2.9% Massachusetts 11,937 2.1% Ohio 10,632 1.9% Other states 148,532 26.2% Total public finance 416,499 73.5% Structured finance (multiple states) 87,784 15.5% Total U.S. 504,283 89.0% Non-U.S.: United Kingdom 24,614 4.3% Australia 8,371 1.5% Canada 4,433 0.8% France 4,057 0.7% Italy 2,407 0.4% Other 18,933 3.3% Total non-U.S. 62,815 11.0% Total net par outstanding 567,098$ 100.0% Page 16

Assured Guaranty Ltd.

Financial Guaranty Profile (4 of 4)
As of March 31, 2012
(dollars in millions)

Net Economic Exposure to Selected European Countries

	Greece	Hungary	Ireland	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:							
Public finance	$ 291	$ -	$ -	$ 1,040	$ 113	$ 270	$ 1,714
Infrastructure finance	-	453	25	341	104	174	1,097
Total sovereign and sub-sovereign exposure	**291**	**453**	**25**	**1,381**	**217**	**444**	**2,811**
Non-sovereign exposure:							
Regulated utilities	-	-	-	226	-	17	243
RMBS	-	249	140	522	-	-	911
Commercial receivables	-	1	20	27	15	18	81
Pooled corporate obligations	33	-	244	251	14	544	1,086
Total non-sovereign exposure	**33**	**250**	**404**	**1,026**	**29**	**579**	**2,321**
Total	**$ 324**	**$ 703**	**$ 429**	**$ 2,407**	**$ 246**	**$ 1,023**	**$ 5,132**
Total BIG	**$ 291**	**$ 540**	**$ 15**	**$ 252**	**$ 130**	**$ 145**	**$ 1,373**

Note: While the Company's exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in both tables above is $140.1 million of reinsurance assumed on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company's remaining $176.7 million legacy mortgage reinsurance business. The legacy mortgage reinsurance business is not included in the Company's exposure tables elsewhere in this document due to materiality. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Page 17

Assured Guaranty Ltd.

Direct Pooled Corporate Obligations Profile
As of March 31, 2012
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

Ratings:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Super Senior	$ 16,443	25.0%	32.3%	31.6%
AAA	40,333	61.3%	30.2%	28.7%
AA	2,177	3.3%	41.2%	38.2%
A	478	0.7%	45.8%	43.7%
BBB	2,470	3.7%	35.3%	27.0%
BIG	3,938	6.0%	38.1%	19.7%
Total exposures	**$ 65,839**	**100.0%**	**31.9%**	**29.2%**

Distribution of Direct Pooled Corporate Obligations by Asset Class

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
CBOs/CLOs	$ 38,648	58.7%	31.9%	31.4%	AAA
Synthetic investment grade pooled corporates	11,520	17.5%	20.8%	19.0%	AAA
Market value CDOs of corporates	4,367	6.6%	35.1%	29.7%	AAA
Synthetic high yield pooled corporates	4,141	6.3%	43.8%	36.5%	AAA
Trust preferred					
Banks and insurance	3,193	4.8%	46.6%	33.1%	BBB-
U.S. mortgage and real estate investment trusts	2,186	3.3%	50.0%	33.2%	BB
European mortgage and real estate investment trusts	893	1.4%	36.7%	33.4%	BBB-
Other pooled corporates	891	1.4%	25.5%	17.0%	BBB-
Total exposures	**$ 65,839**	**100.0%**	**31.9%**	**29.2%**	**AAA**

Note: Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Page 18

Assured Guaranty Ltd.

Consolidated U.S. RMBS Profile
As of March 31, 2012
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien[1]	Closed End Seconds	HELOC	Alt-A First Lien[1]	Option ARMs[1]	Subprime First Lien[1]	Net Interest Margin	Total Net Par Outstanding
AAA	$ 6	$ 0	$ 97	$ 288	$ -	$ 2,473	$ -	$ 2,865
AA	53	22	185	433	572	1,614	-	2,878
A	2	1	265	11	37	883	-	1,198
BBB	128	-	37	304	185	554	-	1,208
BIG	525	997	3,117	4,172	1,463	2,433	18	12,725
Total exposures	$ 713	$ 1,019	$ 3,700	$ 5,208	$ 2,256	$ 7,958	$ 18	$ 20,873

Distribution of U.S. RMBS by Year Insured [2] and Type of Exposure

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
2004 and prior	$ 40	$ 1	$ 277	$ 114	$ 42	$ 1,478	$ 0	$ 1,952
2005	174	-	833	619	106	233	0	1,966
2006	118	445	1,097	412	499	3,381	0	5,952
2007	382	573	1,493	2,642	1,520	2,769	18	9,398
2008	-	-	-	1,421	89	96	-	1,606
Total exposures	$ 713	$ 1,019	$ 3,700	$ 5,208	$ 2,256	$ 7,958	$ 18	$ 20,873

Distribution of U.S. RMBS by Rating and Year Insured

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$ 1,277	$ 66	$ 62	$ 218	$ 329	$ 1,952
2005	171	240	-	76	1,479	1,966
2006	1,269	1,376	837	278	2,192	5,952
2007	6	1,195	298	547	7,350	9,398
2008	143	-	-	89	1,374	1,606
Total exposures	$ 2,865	$ 2,878	$ 1,198	$ 1,208	$ 12,725	$ 20,873
% of total	13.7%	13.8%	5.7%	5.8%	61.0%	100.0%

1. As of March 31, 2012, the Company has reclassified as AA 80% of the net par outstanding of those first lien transactions that are covered by the Bank of America Agreement and that the Company otherwise would have internally rated below AA. The Company reclassified those amounts as AA exposure due to the eligible assets that Bank of America has placed in trust in order to collateralize its reimbursement obligation relating to 21 first lien transactions.

2. Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 19

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (1 of 2)
As of March 31, 2012
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Prime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 171	38.0%	5.0%	1.6%	11.5%	6
2006	118	56.7%	8.6%	0.1%	18.2%	1
2007	382	49.9%	7.9%	4.3%	18.8%	1
2008	-	-	-	-	-	-
	$ 670	48.1%	7.3%	2.9%	16.8%	8

U.S. Closed End Seconds

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ -	-	-	-	-	-
2006	434	14.4%	-	61.3%	10.0%	2
2007	573	17.3%	-	67.3%	9.8%	10
2008	-	-	-	-	-	-
	$ 1,008	16.1%	-	64.7%	9.9%	12

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 783	16.8%	2.8%	15.6%	11.3%	6
2006	1,076	26.8%	2.6%	34.4%	9.2%	7
2007	1,493	41.8%	3.2%	30.1%	6.9%	9
2008	-	-	-	-	-	-
	$ 3,351	31.2%	2.9%	28.1%	8.6%	22

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 617	33.1%	9.5%	6.2%	19.4%	21
2006	412	38.8%	0.0%	17.9%	38.6%	7
2007	2,642	49.6%	4.1%	13.4%	33.9%	12
2008	1,421	46.5%	21.1%	13.2%	29.7%	5
	$ 5,092	45.9%	9.2%	12.8%	31.4%	45

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 20

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (2 of 2)
As of March 31, 2012
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Option ARMs

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 97	23.5%	6.0%	10.2%	35.9%	3
2006	493	46.1%	1.0%	15.9%	53.2%	7
2007	1,520	49.3%	2.7%	17.1%	40.6%	11
2008	89	52.2%	48.9%	12.0%	36.3%	1
	$ 2,199	47.6%	4.4%	16.3%	43.1%	22

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 222	39.4%	28.2%	5.9%	35.5%	4
2006	3,375	21.8%	61.9%	16.8%	37.5%	4
2007	2,769	50.7%	20.7%	19.6%	46.5%	13
2008	79	63.1%	26.6%	13.8%	31.7%	1
	$ 6,446	35.3%	42.6%	17.6%	41.2%	22

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 21

Assured Guaranty Ltd.

Direct U.S. Commercial Real Estate Profile
As of March 31, 2012
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Super senior	$ 3,216	77.7%	37.6%	1.7%	8.6%	148
AAA	202	73.4%	27.2%	2.0%	10.9%	11
AA	-	-	-	-	-	-
A	140	42.0%	17.4%	2.0%	8.6%	1
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-
Total exposures	**$ 3,558**	**76.1%**	**36.3%**	**1.7%**	**8.7%**	**160**

CDOs of U.S. Commercial Real Estate and CMBS[1]

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$ 655	83.4%	49.8%	52.4%
CDOs of CMBS[2]	130	16.6%	31.2%	63.0%
Total exposures	**$ 785**	**100.0%**	**46.7%**	**54.2%**

1. Represents other U.S. Commercial Real Estate not included in the table above.
2. Relates to vintages 2003 and prior.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 22

Assured Guaranty Ltd. Direct U.S. Consumer Receivables Profile As of March 31, 2012 (dollars in millions) Distribution of Direct U.S. Consumer Receivables by Rating Rating: Credit Cards Student Loans Manufactured Housing Auto Total Net Par Outstanding Super senior 0$ -$ -$ 700$ 700$ AAA - 392 - 440 832 AA - - 63 58 121 A - - - 30 30 BBB - 869 40 - 909 BIG - - 141 - 141 Total exposures 0$ 1,261$ 244$ 1,228$ 2,733$ Average rating Super Senior A BB AAA AA Avg. initial credit enhancement 69.2% 7.2% 27.5% 40.6% 24.0% Avg. current credit enhancement 69.2% 9.8% 25.4% 49.9% 29.2% Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors. Page 23

Assured Guaranty Ltd.

Below Investment Grade Exposures (1 of 5)

(in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding [1]	
	March 31, 2012	December 31, 2011 [2]
U.S. public finance:		
Infrastructure finance	$ 1,335	$ 1,335
General obligation	1,079	966
Municipal utilities	662	672
Tax backed	498	459
Transportation	239	246
Healthcare	68	134
Higher education	18	20
Housing	0	0
Other public finance	671	675
Total U.S. public finance	4,570	4,507
Non-U.S. public finance:		
Infrastructure finance	1,945	1,924
Regulated utilities	4	9
Other public finance	403	395
Total non-U.S. public finance	2,352	2,328
Total public finance	$ 6,922	$ 6,835
U.S. structured finance:		
RMBS	$ 12,725	$ 13,203
Pooled corporate obligations	3,256	3,628
Consumer receivables	392	466
Structured credit	317	361
Commercial receivables	195	202
Other structured finance	147	148
Total U.S. structured finance	17,032	18,008
Non-U.S. structured finance:		
Pooled corporate obligations	980	980
Insurance securitizations	923	923
RMBS	126	-
Commercial receivables	16	16
Total non-U.S. structured finance	2,045	1,919
Total structured finance	$ 19,077	$ 19,927
Total BIG net par outstanding	$ 25,999	$ 26,762

1. Securities purchased for loss mitigation purposes represented $1,384.5 million and $1,293.0 million of gross par outstanding as of March 31, 2012 and December 31, 2011, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $434.6 million and $222.4 million in gross par outstanding as of March 31, 2012 and December 31, 2011, respectively.

2. As of March 31, 2012, the Company has reclassified as AA 80% of the net par outstanding of those first lien transactions that are covered by the Bank of America Agreement and that the Company otherwise would have internally rated below AA. The Company reclassified those amounts as AA exposure due to the eligible assets that Bank of America has placed in trust in order to collateralize its reimbursement obligation relating to 21 first lien transactions. This reclassification resulted in a decrease of its RMBS net outstanding par rated BIG as of December 31, 2011 by $1,452 million from that previously reported and, without this change, RMBS net outstanding par rated BIG as of March 31, 2012 would have been $1,382 million higher. Prior periods have been revised to conform to this presentation.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 24

Assured Guaranty Ltd.

Below Investment Grade Exposures (2 of 5)

(in millions)

Net Par Outstanding by BIG Category [1]

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories [2]	
	March 31, 2012	**December 31, 2011 [3]**
Category 1		
U.S. public finance	$ 3,480	$ 3,395
Non-U.S. public finance	2,061	2,046
U.S. structured finance	4,146	5,882
Non-U.S. structured finance	1,053	927
Total Category 1	10,740	12,250
Category 2		
U.S. public finance	270	274
Non-U.S. public finance	291	282
U.S. structured finance	5,513	4,383
Non-U.S. structured finance	42	42
Total Category 2	6,116	4,981
Category 3		
U.S. public finance	820	838
Non-U.S. public finance	-	-
U.S. structured finance	7,373	7,743
Non-U.S. structured finance	950	950
Total Category 3	9,143	9,531
BIG Total	**$ 25,999**	**$ 26,762**

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2. Securities purchased for loss mitigation purposes represented $1,384.5 million and $1,293.0 million of gross par outstanding as of March 31, 2012 and December 31, 2011, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $434.6 million and $222.4 million in gross par outstanding as of March 31, 2012 and December 31, 2011, respectively.

3. As of March 31, 2012, the Company has reclassified as AA 80% of the net par outstanding of those first lien transactions that are covered by the Bank of America Agreement and that the Company otherwise would have internally rated below AA. The Company reclassified those amounts as AA exposure due to the eligible assets that Bank of America has placed in trust in order to collateralize its reimbursement obligation relating to 21 first lien transactions. This reclassification resulted in a decrease of its RMBS net outstanding par rated BIG as of December 31, 2011 by $1,452 million from that previously reported and, without this change, RMBS net outstanding par rated BIG as of March 31, 2012 would have been $1,382 million higher. Prior periods have been revised to conform to this presentation.

Page 25

Assured Guaranty Ltd.

Below Investment Grade Exposures (3 of 5)
As of March 31, 2012
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or description		Net Par Outstanding	Internal Rating
U.S. public finance:			
Skyway Concession Company LLC	$	1,086	BB
Jefferson County Alabama Sewer		479	D
Detroit (City of) Michigan		385	BB
San Joaquin Hills California Transportation		239	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base)		216	BB
Lackawanna County, Pennsylvania		183	BB-
Jefferson County Alabama School Sales Tax		174	BB
Stockton City, California		162	BB-
Guaranteed Student Loan Transaction		158	B
Detroit (City of) School District Michigan		152	BB
Guaranteed Student Loan Transaction		136	CCC
Guaranteed Student Loan Transaction		131	B
Orlando Tourist Development Tax - Florida		118	BB+
Harrisburg (City of) Pennsylvania General Obligation		95	B-
Puerto Rico Public Finance Corporation - Commonwealth Appropriation		87	BB+
Xenia Rural Water District, Iowa		81	B
Mashantucket Pequot Tribe, Connecticut		60	B
Bessemer City, Alabama - Water Revenue		59	BB+
Guaranteed Student Loan Transaction		57	B
Total	**$**	**4,058**	
Non-U.S. public finance:			
Reliance Rail Finance Pty. Limited	$	692	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag		414	BB
Cross City Tunnel Motorway Finance Limited		313	BB
Hellenic Republic		291	B
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)		251	BB
Autovia de la Mancha, S.A.		145	BB+
Alte Liebe I Limited (Wind Farm)		91	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment		57	B+
Total	**$**	**2,254**	
Total	**$**	**6,312**	

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 26

Assured Guaranty Ltd.

Below Investment Grade Exposures (4 of 5)
As of March 31, 2012
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or description	Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
U.S. structured finance:				
U.S. RMBS:				
Deutsche Alt-A Securities Mortgage Loan 2007-2	$ 752	CCC	0.0%	32.4%
MABS 2007-NCW	539	BB	27.3%	62.9%
Countrywide HELOC 2006-I	407	CCC	0.0%	6.6%
Private Residential Mortgage Transaction	396	BB	14.4%	29.0%
Private Residential Mortgage Transaction	392	BB	17.4%	29.7%
MortgageIT Securities Corp. Mortgage Loan 2007-2	381	B	7.9%	18.8%
Option One 2007-FXD2	366	CCC	13.6%	29.5%
Deutsche Alt-A Securities Mortgage Loan 2007-3	358	B	3.1%	22.8%
Private Residential Mortgage Transaction	354	CCC	14.8%	30.9%
Countrywide HELOC 2006-F (includes $102.9 million purchased, 37% owned)[1]	338	CCC	0.0%	17.0%
MASTR 2007-3 (NEGAM)	334	CCC	0.0%	53.4%
Private Residential Mortgage Transaction	321	BB	6.1%	34.8%
Private Residential Mortgage Transaction	320	BB	16.7%	28.0%
Nomura Asset Accept. Corp. 2007-1 (includes $0.7 million purchased, 1% owned)[1]	313	CCC	0.0%	41.5%
AAA Trust 2007-2 (includes $103.1 million purchased, 100% owned)[1]	292	CCC	22.2%	44.1%
Countrywide Home Equity Loan Trust 2007-D	258	CCC	0.0%	7.9%
Countrywide Home Equity Loan Trust 2005-J	257	CCC	0.0%	15.8%
Countrywide HELOC 2005-D	249	CCC	0.0%	11.8%
Terwin Mortgage Trust 2006-12SL (includes $253.9 million purchased, 100% owned)[1]	245	B	0.0%	10.8%
Countrywide HELOC 2007-A (includes $19.9 million purchased, 8% owned)[1]	216	CCC	0.0%	7.4%
Terwin Mortgage Trust 2007-1SL (includes $209.9 million purchased, 100% owned)[1]	202	B	0.0%	9.2%
GMACM 2004-HE3	196	B	0.0%	0.0%
Countrywide HELOC 2007-B	195	CCC	0.0%	5.4%
Terwin Mortgage Trust 2006-10SL (includes $142.8 million purchased, 73% owned)[1]	189	CCC	0.0%	8.9%
Private Residential Mortgage Transaction	188	BB	25.2%	34.8%
Soundview 2007-WMC1	184	CCC	0.4%	68.2%
FHABS 2007-HE1 HELOC	164	BB	0.0%	1.5%
MARM 2007-1 (FKA MASTR 2007-OA1) (includes $1.1 million purchased, 1% owned)[1]	156	CCC	0.0%	36.9%
New Century 2005-A	156	CCC	19.4%	33.2%
IndyMac 2007-H1 HELOC	155	CCC	0.0%	8.5%
Renaissance (DELTA) 2007-3 (includes $62.5 million purchased, 94% owned)[1]	146	CCC	13.7%	32.0%
FHABS 2006-HE2 HELOC	143	BB	0.0%	4.1%
CSAB 2006-3	125	CCC	0.0%	46.0%
Legacy Re (DB Captive)	120	CCC	18.6%	37.5%
Countrywide HELOC 2005-C	119	CCC	0.0%	10.5%
Lehman Excess Trust 2007-16N	110	CCC	0.8%	44.7%
Taylor Bean & Whitaker 2007-2 (includes $25.5 million purchased, 53% owned)[1]	91	CCC	0.0%	23.3%
FlagStar HELOC 2005-1	86	BB	22.9%	3.8%
FlagStar HELOC 2006-2	84	CCC	25.1%	3.3%
CSAB 2006-2 (includes $10.7 million purchased, 33% owned)[1]	81	CCC	0.0%	40.8%
MASTR Asset-Backed Securities Trust 2005-NC2	80	CCC	1.1%	31.3%
Deutsche Alt-B 2006-AB1	80	B	0.0%	27.7%
Soundview Home Loan Trust 2008-1	79	B	26.6%	31.7%
American Home Mortgage Assets Trust 2007-4	79	CCC	0.0%	37.4%
NAAC 2007-S2 (includes $2.1 million purchased, 3% owned)[1]	68	CCC	0.0%	11.4%
Terwin Mortgage Trust 2005-16HE	63	CCC	2.2%	24.6%
CSMC 2007-3	63	CCC	0.0%	33.3%
CWALT Alternative Loan Trust 2007-HY9	62	B	3.4%	47.5%
ACE 2007-SL1	60	CCC	0.0%	9.9%
Countrywide HELOC 2006-H (includes $21.3 million purchased, 24% owned)[1]	58	CCC	0.0%	17.4%
Terwin Mortgage Trust 2007-6ALT (includes $50.2 million purchased, 60% owned)[1]	57	CCC	0.0%	50.2%
Harborview 2006-12 (NEGAM)	56	CCC	2.0%	58.4%
IndyMac IMSC Mortgage Loan Trust 2007-HOA1	55	CCC	0.0%	44.3%
CSAB Mortgage-Backed Trust 2007-1 (includes $10.7 million purchased, 32% owned)[1]	54	CCC	0.0%	34.4%
Harborview 2006-10 (NEGAM)	50	CCC	0.0%	27.4%
Total U.S. RMBS	$ 10,942			

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 27

Assured Guaranty Ltd.

Below Investment Grade Exposures (5 of 5)
As of March 31, 2012
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

Name or description		Net Par Outstanding	Internal Rating	Current Credit Enhancement
U.S. structured finance:				
Other:				
Taberna Preferred Funding IV, LTD.	$	292	CCC	24.0%
Taberna Preferred Funding III, LTD.		287	CCC	15.9%
Alesco Preferred Funding XVI, LTD.		256	B	5.5%
Taberna Preferred Funding II, LTD.		220	CCC	22.6%
Attentus CDO I Limited		218	BB	32.1%
Alesco Preferred Funding XVII, LTD.		202	B	15.2%
Trapeza CDO XI		194	BB-	31.0%
Synthetic High Yield Pooled Corporate CDO		160	CCC	3.9%
Taberna Preferred Funding VI, LTD.		152	CCC	18.3%
Trapeza CDO X, LTD.		147	BB-	34.2%
Preferred Term Securities XIX, LTD.		145	BB+	30.5%
Alesco Preferred Funding VI		144	BB+	30.0%
US Capital Funding IV, LTD.		144	B-	13.5%
Weinstein Film Securitization		143	CCC	N/A
Alesco Preferred Funding VII		131	BB+	31.6%
NRG Peaker (includes $209.8 million of bonds, 100% owned)[1 2]		130	CCC	N/A
Taberna Preferred Funding VIII, LTD.		118	BB	45.3%
Preferred Term Securities XVI, LTD.		117	B	23.5%
Taberna Preferred Funding VIII, LTD.		113	BB	45.3%
Private Other Non-Municipal Transaction (includes $123.7 million purchased, 100% owned)[1]		110	CCC	N/A
America West Airlines Series 2000-1 G-1		83	BB	N/A
National Collegiate Trust Series 2007-4		82	CCC	0.0%
Conseco Finance Manufactured Housing Series 2001-2		79	B	15.6%
National Collegiate Trust Series 2007-3		69	CCC	0.0%
CAPCO - Excess SIPC Excess of Loss Reinsurance		63	BB	N/A
GreenPoint 2000-4		62	CCC	8.9%
Preferred Term Securities XVIII, LTD.		59	BB	32.5%
Preferred Term Securities XX, LTD.		52	BB	27.1%
Total other	$	3,972		
Total	$	14,914		
Non-U.S. structured finance:				
Ballantyne Re Plc (includes $106.4 million purchased, 21% owned)[1]	$	500	CC	N/A
Orkney Re II, Plc		423	CCC	N/A
Gleneagles Funding LTD. (1st Issue)		374	BB	N/A
FHB 8.95% 2016		126	BB+	N/A
Augusta Funding Limited 07 Perpetual Note Issue		81	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue		81	BB	N/A
Private Pooled Corporate Transaction		80	BB	N/A
Private Pooled Corporate Transaction		64	BB	N/A
Private Pooled Corporate Transaction		56	BB	N/A
Total	$	1,785		
Total	$	16,699		

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

2. Net par shown is net of $80.2 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 28

Assured Guaranty Ltd. Largest Exposures by Sector (1 of 4) As of March 31, 2012 (in millions) 50 Largest U.S. Public Finance Exposures Net Par Internal Credit name: Outstanding Rating New Jersey (State of) 4,348$ A+ California (State of) 3,416 BBB+ New York (City of) New York 3,400 AA Massachusetts (Commonwealth of) 2,985 AA Chicago (City of) Illinois 2,769 AA- New York (State of) 2,668 AA- Port Authority of New York and New Jersey 2,489 AA- Miami-Dade County Florida Aviation Authority - Miami International Airport 2,444 A New York MTA Transportation Authority 2,443 A Los Angeles California Unified School District 2,370 AA- Wisconsin (State of) 2,338 AA- Puerto Rico Public Finance Corporation - Commonwealth Appropriation 2,258 BBB- Illinois (State of) 2,210 BBB Massachusetts (Commonwealth of) State Sales Tax 2,173 AA Houston Texas Water and Sewer Authority 2,129 AA+ Pennsylvania (Commonwealth of) 2,089 AA University of California Board of Regents 1,965 AA- Washington (State of) 1,948 AA- Philadelphia (City of) Pennsylvania 1,864 BBB- Los Angeles California Department of Water & Power - Electric Revenue Bonds 1,817 AA- Long Island Power Authority 1,729 A- New York City Municipal Water Finance Authority 1,726 AA+ Michigan (State of) 1,687 A+ New Jersey Turnpike Authority 1,680 A- Chicago-O'Hare International Airport 1,626 A Illinois Toll Highway Authority 1,571 AA Miami-Dade County Florida School Board 1,549 A- Massachusetts (Commonwealth of) Water Resources 1,535 AA Arizona (State of) 1,530 A+ Chicago Illinois Public Schools 1,431 A+ Atlanta Georgia Water & Sewer System 1,422 BBB+ Metro Washington Airport Authority 1,405 A+ Philadelphia Pennsylvania School District 1,319 A New York State Thruway - Highway Trust Fund 1,317 AA- Puerto Rico Highway and Transportation Authority 1,288 BBB Kentucky (Commonwealth of) 1,227 A+ Orlando-Orange County Expressway Authority, Florida 1,188 A+ Broward County Florida School Board 1,173 A+ District of Columbia 1,163 A+ California State University System Trustee 1,152 A+ Connecticut (State of) 1,150 AA+ Georgia Board of Regents Revenue Stream 1,150 A Puerto Rico Electric Power Authority 1,142 A- Detroit Michigan Sewer 1,117 BBB+ Pennsylvania Turnpike Commission 1,104 A+ Skyway Concession Company LLC 1,086 BB North Texas Tollway Authority 1,072 A Hawaii (State of) Department of Hawaiian Home Lands 1,043 AA San Francisco Airports Commission 1,028 A+ New York State Thruway Authority 1,021 A+ Total top 50 U.S. public finance exposures 89,754$ Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors. Page 29

Assured Guaranty Ltd.

Largest Exposures by Sector (2 of 4)
As of March 31, 2012
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$ 1,328	AA	31.1%
Stone Tower Credit Funding	1,254	AAA	33.1%
Synthetic Investment Grade Pooled Corporate CDO	1,189	AAA	13.3%
Synthetic High Yield Pooled Corporate CDO	978	AAA	40.9%
Synthetic Investment Grade Pooled Corporate CDO	768	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	763	Super Senior	29.0%
Deutsche Alt-A Securities Mortgage Loan 2007-2	752	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	745	Super Senior	28.6%
Synthetic Investment Grade Pooled Corporate CDO	734	Super Senior	22.5%
Synthetic High Yield Pooled Corporate CDO	734	AAA	38.3%
Mizuho II Synthetic CDO	718	A	0.0%
Private Consumer Receivable Transaction	700	Super Senior	53.4%
280 Funding I	660	AAA	38.2%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	16.5%
ARES Enhanced Credit Opportunities Fund	559	AAA	32.1%
MABS 2007-NCW	539	BB	27.3%
Eastland CLO, LTD.	532	Super Senior	39.6%
Synthetic Investment Grade Pooled Corporate CDO	516	Super Senior	14.3%
Denali CLO VII, LTD.	497	AAA	19.7%
Synthetic High Yield Pooled Corporate CDO	496	AAA	46.7%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Churchill Financial Cayman	467	AAA	35.4%
Phoenix CLO II	452	AAA	21.5%
SLM Private Credit Student Trust 2007-A	450	BBB	13.0%
Synthetic High Yield Pooled Corporate CDO	432	AAA	28.9%
LIICA Holdings, LLC	427	AA	N/A
KKR Financial CLO 2007-1	409	AAA	51.2%
Countrywide HELOC 2006-I	407	CCC	0.0%
Grayson CLO	399	Super Senior	30.1%
Private Residential Mortgage Transaction	396	BB	14.4%
Synthetic High Yield Pooled Corporate CDO	394	Super Senior	34.6%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	3.9%
Private Residential Mortgage Transaction	392	BB	17.4%
Synthetic High Yield Pooled Corporate CDO	384	AAA	29.3%
MortgageIT Securities Corp. Mortgage Loan 2007-2	382	B	7.9%
Synthetic Investment Grade Pooled Corporate CDO	380	Super Senior	29.2%
Synthetic Investment Grade Pooled Corporate CDO	374	Super Senior	14.2%
ARES Enhanced Credit Opportunities Fund	369	AAA	32.1%
Option One 2007-FXD2	366	CCC	13.6%
Symphony Credit Opportunities Fund	364	AAA	28.6%
Stone Tower CLO V	362	Super Senior	28.8%
Southfork CLO LTD. Series 2005-A1	359	AAA	31.1%
Deutsche Alt-A Securities Mortgage Loan 2007-3	358	B	3.1%
SLM Private Credit Student Loan Trust 2006-C	356	BBB	11.7%
Private Residential Mortgage Transaction	354	CCC	14.8%
MUIR GROVE CLO	345	AAA	21.7%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	17.0%
CENTURION CDO 9	340	AAA	23.1%
Countrywide HELOC 2006-F (includes $102.9 million purchased, 37% owned)[1]	338	CCC	0.0%
Private Other Structured Finance Transaction	335	A-	N/A
Total top 50 U.S. structured finance exposures	**$ 26,727**		

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 30

Assured Guaranty Ltd.

Largest Exposures by Sector (3 of 4)

As of March 31, 2012

(in millions)

25 Largest Non-U.S. Exposures

Credit name:	**Net Par Outstanding**	**Internal Rating**
Quebec Province	$ 2,429	A+
Thames Water Utility Finance PLC	1,597	A-
Sydney Airport Finance Company	1,573	BBB
Fortress Credit Investments I	1,013	AAA
Channel Link Enterprises Finance PLC	936	BBB
Southern Gas Networks PLC	848	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Campania Region - Healthcare receivable	762	BBB+
Societe des Autoroutes du Nord et de l'est de France S.A.	756	BBB+
Capital Hospitals (Issuer) PLC	739	BBB-
Essential Public Infrastructure Capital II	731	Super Senior
United Utilities Water PLC	724	BBB+
Reliance Rail Finance Pty. Limited	692	BB
Southern Water Services Limited	688	A-
International Infrastructure Pool	684	A-
International Infrastructure Pool	684	A-
International Infrastructure Pool	684	A-
Japan Expressway Holding and Debt Repayment Agency	669	AA
ETSA Utility Finance Pty. Limited	583	A-
DBNGP Finance Co Pty. Ltd Note Issue 1 & 2	572	BBB-
Envestra Limited	554	BBB-
Central Nottinghamshire Hospitals PLC	549	BBB
Synthetic Investment Grade Pooled Corporate CDO	548	Super Senior
Powercor Australia LLC	536	A-
NewHospitals (St Helens & Knowsley) Finance PLC	501	AA-
Total top 25 non-U.S. exposures	**$ 20,873**	

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 31

Assured Guaranty Ltd.

Largest Exposures by Sector (4 of 4)
As of March 31, 2012
(in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A.[1]	$ 6,160
Wells Fargo Bank, N.A.	2,374
American Home Mortgage Servicing, Inc.	2,271
Ally Financial, Inc.[2]	1,831
Specialized Loan Servicing LLC	1,573
Ocwen Loan Servicing, LLC	1,270
JPMorgan Chase Bank	1,245
Select Portfolio Servicing, Inc.	1,039
OneWest Bank Group LLC	589
First Horizon National Corporation	327
Total top 10 U.S. residential mortgage servicers exposures	**$ 18,679**

10 Largest U.S. Healthcare Exposures

Credit name:	Net Par Outstanding	Internal Rating	State
CHRISTUS Health	$ 467	A+	TX
MultiCare Health System	446	A+	WA
Methodist Healthcare, TN	375	A	TN
Hospital Sisters Health Services Inc Obligated Group	345	AA-	IL
Catholic Health System	341	A+	OH
Iowa Health System	321	A+	IA
Carolina HealthCare System	319	AA-	NC
Lehigh Valley Health Network	318	A+	PA
Bon Secours Health System Obligated Group	318	A-	MD
Virtua Health - New Jersey	315	A	NJ
Total top 10 U.S. healthcare exposures	**$ 3,565**		

1. Includes Countrywide Home Loans Servicing LP.
2. Includes GMAC Mortgage LLC, Residential Funding Corp and Homecomings Financial Network, Inc.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 32

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended March 31, 2012

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2011	Economic Loss Development During 1Q-12 [1]	(Paid) Recovered Losses During 1Q-12	Net Expected Loss to be Paid as of March 31, 2012
U.S. RMBS				
First lien:				
Prime first lien	$ 1.8	$ 0.4	$ -	$ 2.2
Alt-A first lien	294.5	(1.3)	(25.0)	268.2
Option ARMs	210.4	(2.2)	(89.3)	118.9
Subprime first lien	241.3	15.6	(9.1)	247.8
Total first lien	748.0	12.5	(123.4)	637.1
Second lien:				
Closed end seconds	(86.1)	(2.9)	(12.2)	(101.2)
HELOC	(31.1)	7.6	(19.0)	(42.5)
Total second lien	(117.2)	4.7	(31.2)	(143.7)
Total U.S. RMBS	630.8	17.2	(154.6)	493.4
TruPS	64.2	(4.4)	(1.6)	58.2
Other structured finance	342.1	(22.4)	(24.4)	295.3
Public finance	66.9	221.4	47.8	336.1
Total	**$ 1,104.0**	**$ 211.8**	**$ (132.8)**	**$ 1,183.0**

1 Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Page 33

Assured Guaranty Ltd.

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development

(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Three Months Ended March 31, 2012

	Future Net R&W Benefit at December 31, 2011	R&W Economic Loss Development During 1Q-12	R&W Recovered During During 1Q-12	Future Net R&W Benefit at March 31, 2012
Financial guaranty insurance:				
Prime first lien	$ 3.0	$ 0.6	$ -	$ 3.6
Alt-A first lien	202.7	9.4	(1.0)	211.1
Option ARMs	713.9	27.5	(17.6)	723.8
Subprime first lien [1]	101.5	(5.1)	-	96.4
Closed end seconds	223.8	(2.2)	-	221.6
HELOC	189.9	2.2	(51.0)	141.1
Total	**$ 1,434.8**	**$ 32.4**	**$ (69.6)**	**$ 1,397.6**
Credit derivatives	**$ 215.0**	**$ 18.4**	**$ -**	**$ 233.4**

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies With R&W Benefit

	Number of Risks as of		Debt Service as of	
	March 31, 2012	December 31, 2011	March 31, 2012	December 31, 2011
Financial guaranty insurance:				
Prime first lien	1	1	$ 40.5	$ 41.9
Alt-A first lien	21	22	1,670.0	1,732.6
Option ARMs	11	12	1,337.6	1,459.7
Subprime first lien [1]	5	5	825.7	905.8
Closed end seconds	4	4	262.8	361.4
HELOC	7	15	731.2	2,978.5
Total	**49**	**59**	**$ 4,867.8**	**$ 7,479.9**
Credit derivatives	**8**	**8**	**$ 3,434.5**	**$ 3,322.0**

1. Includes net interest margin.

Page 34

Assured Guaranty Ltd.

Losses Incurred
As of March 31, 2012
(in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	1Q-12 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
U.S. RMBS					
First lien:					
Prime first lien	$ 525.4	$ 0.4	$ 1.6	$ -	$ 0.6
Alt-A first lien	4,171.5	(2.4)	177.0	57.1	135.5
Option ARMs	1,463.1	51.6	181.3	147.6	142.4
Subprime first lien [2]	2,451.3	13.4	154.3	0.2	86.9
Total first lien	8,611.3	63.0	514.2	204.9	365.4
Second lien:					
Closed end seconds	996.7	(2.7)	(2.4)	139.8	98.2
HELOC	3,116.9	15.1	53.7	186.5	158.1
Total second lien	4,113.6	12.4	51.3	326.3	256.3
Total U.S. RMBS	12,724.9	75.4	565.5	531.2	621.7
TruPS	3,091.6	(31.9)	44.8	-	1.9
Other structured finance	3,260.6	(4.9)	265.8	9.8	45.1
Public finance	6,921.4	208.8	362.9	75.6	46.1
Subtotal	25,998.5	247.4	1,239.0	616.6	714.8
Effect of consolidating FG VIEs	-	(2.3)	(63.1)	(292.2)	(211.0)
Total	25,998.5	245.1	1,175.9	324.4	503.8
Other	-	-	1.9	-	-
Total	**$ 25,998.5**	**$ 245.1**	**$ 1,177.8**	**$ 324.4**	**$ 503.8**

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts [3]	Reserve and Credit Impairment	Salvage and Subrogation Recoverable	Net
Gross	$ 954.5	$ 392.6	$ 1,347.1	$ 367.3	$ 979.8
Ceded	152.9	16.4	169.3	42.9 [4]	126.4
Net	$ 801.6	$ 376.2	$ 1,177.8	$ 324.4	$ 853.4

1. As of March 31, 2012, securities purchased for loss mitigation purposes represented $1,384.5 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $434.6 million in gross par outstanding.
2. Includes net interest margin.
3. Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.
4. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Page 35

Assured Guaranty Ltd.

Effect of Adoption of New Accounting Guidance on Acquisition Costs

(in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2011	Year Ended December 31, 2011	2010	2009	2008
GAAP Income Statement Data					
Amortization of deferred acquisition costs	$ (3.7)	$ (13.7)	$ (11.8)	$ (9.7)	$ (7.5)
Other operating expenses	6.0	18.7	26.5	17.2	21.8
Total expenses	2.3	5.0	14.7	7.5	14.3
Income (loss) before income taxes	(2.3)	(5.0)	(14.7)	(7.5)	(14.3)
Net income (loss) attributable to Assured Guaranty Ltd.	(1.3)	(2.9)	(9.2)	(4.5)	(9.2)
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	(0.01)	(0.02)	(0.05)	(0.03)	(0.10)
GAAP Balance Sheet Data					
Deferred acquisition costs	(96.7)	(99.5)	(94.4)	(79.7)	(72.2)
Shareholders' equity attributable to Assured Guaranty Ltd.	(65.4)	(66.8)	(64.0)	(54.8)	(50.3)
Book value attributable to Assured per share	(0.36)	(0.37)	(0.35)	(0.30)	(0.56)
Non-GAAP Financial Measures [1]					
Operating income	(1.3)	(2.9)	(9.2)	(4.5)	(9.2)
Operating income per diluted share	(0.01)	(0.02)	(0.05)	(0.03)	(0.11)
Operating shareholders' equity	(65.4)	(66.8)	(64.0)	(54.8)	(50.3)
Operating shareholders' equity per share	(0.36)	(0.37)	(0.35)	(0.30)	(0.56)

1. The adoption of new accounting guidance on acquisition costs had no effect on adjusted book value and adjusted book value per share.

Page 36

Assured Guaranty Ltd.

Summary Financial and Statistical Data

(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2012	Year Ended December 31, 2011	2010	2009	2008
GAAP Summary Income Statement Data					
Net earned premiums	$ 193.7	$ 920.1	$ 1,186.7	$ 930.4	$ 261.4
Net investment income	97.8	396.1	361.4	262.4	162.6
Realized gains and other settlements on credit derivatives	(56.9)	6.0	153.5	163.6	117.6
Total expenses	338.2	789.9	778.9	807.7	455.2
Income (loss) before income taxes	(695.6)	1,029.4	534.6	109.4	98.0
Net income (loss) attributable to Assured Guaranty Ltd.	(483.0)	772.7	484.5	81.5	59.7
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	(2.65)	4.16	2.56	0.63	0.67
GAAP Summary Balance Sheet Data					
Total investments and cash	11,494.2	11,313.3	10,849.3	11,012.5	3,643.6
Total assets	18,504.8	18,024.7	19,777.9	16,724.6	4,505.4
Unearned premium reserve	5,839.2	5,962.8	6,972.9	8,381.0	1,233.7
Loss and LAE reserve	954.5	679.0	574.4	299.7	196.8
Long-term debt	1,034.7	1,038.3	1,052.9	1,066.5	347.2
Shareholders' equity attributable to Assured Guaranty Ltd.	4,182.5	4,651.6	3,669.5	3,454.5	1,875.9
Book value attributable to Assured per share	22.91	25.52	19.97	18.76	20.62
Non-GAAP Financial Measures					
Operating income	$ 71.2	$ 601.5	$ 654.9	$ 277.7	$ 65.3
Operating income per diluted share	0.38	3.24	3.46	2.15	0.73
Adjusted book value	9,010.3	8,987.6	8,988.9	8,886.9	3,817.8
PVP	56.3	242.7	362.7	640.2	823.0
Other Financial Information (GAAP Basis)					
Net debt service outstanding (end of period)	$ 858,527	$ 845,665	$ 927,143	$ 958,265	$ 348,816
Gross debt service outstanding (end of period)	917,175	936,132	1,029,982	1,095,037	354,858
Net par outstanding (end of period)	567,098	558,048	617,131	640,422	222,722
Gross par outstanding (end of period)	602,533	614,342	681,248	726,929	227,164
Other Financial Information (Statutory Basis)[1]					
Net debt service outstanding (end of period)	$ 840,182	$ 829,545	$ 905,131	$ 942,193	$ 348,816
Gross debt service outstanding (end of period)	897,596	917,719	1,004,096	1,076,039	354,858
Net par outstanding (end of period)	550,166	543,100	598,843	626,274	222,722
Gross par outstanding (end of period)	584,492	597,290	659,765	709,786	227,164
Consolidated qualified statutory capital	5,666	5,688	4,915	4,841	2,310
Consolidated policyholders' surplus and reserves	10,851	10,626	10,247	10,409	3,652
Ratios:					
Par insured to statutory capital	97:1	95:1	122:1	129:1	96:1
Capital ratio [2]	148:1	146:1	184:1	195:1	151:1
Financial resources ratio [3]	64:1	65:1	72:1	72:1	70:1
Gross debt service written:					
Public finance - U.S.	$ 7,288	$ 26,630	$ 48,990	$ 87,940	$ 68,265
Public finance - non-U.S.	-	208	51	894	3,350
Structured finance - U.S.	38	1,731	2,962	2,501	13,972
Structured finance - non-U.S.	-	-	-	-	5,490
Total gross debt service written	$ 7,326	$ 28,569	$ 52,003	$ 91,335	$ 91,077
Net debt service written	$ 7,326	$ 28,569	$ 52,003	$ 91,335	$ 89,871
Net par written	4,881	16,892	30,759	49,759	55,418
Gross par written	4,881	16,892	30,759	49,921	56,140

1. Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
3. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Page 37

Glossary Net Par Outstanding and Internal Ratings Internal Rating for the Company’s ratings scale is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point. Net par outstanding is insured par exposure net of reinsurance cessions. Performance Indicators The performance information described below is obtained from sources such as Intex, Bloomberg and/or provided by the trustee and may be subject to restatement or correction: 60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance. Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance. Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception. Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions. Sectors Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltds Annual Report on Form 10-K for December 31, 2011. Public Finance: General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds. Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities. Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies. Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges. Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities. Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue. Page 38

Glossary (continued) Sectors (continued) Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity. Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities. Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration. Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company’s international regulated utility business is conducted in the United Kingdom. Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits. Structured Finance: Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues. Residential Mortgage-Backed Securities (“RMBS”) and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate (“ARM”) and option adjustable-rate (“Option ARM”) mortgages. The credit quality of borrowers covers a broad range, including “prime”, “subprime” and “Alt-A”. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. Additional insured obligations within RMBS include Home Equity Lines of Credit (“HELOCs”), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions. CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral. Commercial Mortgage-Backed Securities (“CMBS”) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties. Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being run off. Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables. Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable. Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets. Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property. Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas. Page 39

Non-GAAP Financial Measures The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Assured Guaranty’s management and board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results. The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures. Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following: 1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize. 5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. Operating Shareholders’ Equity: Management believes that operating shareholders. equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders. equity as the principal financial measure for valuing Assured Guaranty Ltds current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltds common shares. Many of the Company’s fixed income investors also use operating shareholders. equity to evaluate the Company’s capital adequacy. Operating shareholders. equity is the basis of the calculation of adjusted book value (see below). Operating shareholders. equity is defined as shareholders. equity attributable to Assured Guaranty Ltd. , as reported under GAAP, adjusted for the following: 1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income ("AOCI") (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss. Operating return on equity (‘‘Operating ROE’’): Operating ROE represents operating income for a specified period divided by the average of operating shareholders. equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltds share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Page 40

Non-GAAP Financial Measures (continued) Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders. equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders. equity, as defined above, further adjusted for the following: 1) Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods. 2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below. 3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed. Net expected losses to be expensed are not reflected in GAAP equity. Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation. Page 41

Contacts: Assured Guaranty Ltd. Equity and Fixed Income Investors: 30 Woodbourne Avenue Robert Tucker Hamilton HM 08 Managing Director, Investor Relations and Corporate Communications Bermuda (212) 339-0861 (441) 279-5705 rtucker@assuredguaranty.com www.assuredguaranty.com Michael Walker Managing Director, Fixed Income Investor Relations (212) 261-5575 mwalker@assuredguaranty.com Ross Aron Vice President, Equity Investor Relations (212) 261-5509 raron@assuredguaranty.com Media: Ashweeta Durani Vice President, Corporate Communications (212) 408-6042 adurani@assuredguaranty.com AG_FoCo_logo